UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2017, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of $858,000 in principal amount of original issue discount convertible debentures. The Company expects the proceeds from the offering, before deducting fees and expenses, to be $660,000.

The closing of the transaction is expected to take place on or around August 29, 2017, subject to customary closing conditions.

The debentures will not be convertible until the Company obtains shareholder approval for any such conversions. At that time, the debentures will be convertible into shares of the Company's common stock at a conversion price of $1.75 per share, subject to adjustment, but in no event shall the conversion price fall below $1.00.

The debentures will be subordinated to the indebtedness held by MEF I, LP (“MEF”). Reference is made to that Senior Secured Convertible Promissory Note, issued by the Company to MEF on July 7, 2017 (the “MEF Note”). Reference is also made to the 6% Convertible Note, issued by the Company to EMA Financial, LLC on April 10, 2017 (the “EMA Note”), which was assigned to MEF on July 5, 2017. In exchange for the waiver of certain rights held by MEF and the consent of MEF to allow this offering, the Company agreed to amend the definition of Floor Price in the MEF Note to reduce the Floor Price from $1.25 to $0.75. In addition, the Company has agreed to reduce the minimum Conversion Price of $1.00, as outlined in Section 1.2 (a) of the EMA Note, to $0.75.

Additionally, on May 4, 2017, the Company entered into a securities purchase agreement with certain institutional investors for the sale of original issue discount convertible debentures (the “Prior Debentures”). In exchange for the waiver of certain rights held by the institutional investors and the consent of the institutional investors to allow this offering, the Company agreed to amend the initial conversion price in the Prior Debentures from $2.89 to $1.30.

Pursuant to the debentures, the Company is obligated to file with the Commission a registration statement on Form S-1 for the issuance by the Company of securities in a follow-on offering within fifteen (15) days after the date of issuance of the debentures.

Maxim Group LLC is acting as the sole placement agent for the offering.

In connection with the contemplated sale of the securities, the Company will rely upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the Purchase Agreement and convertible debentures are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	Interim Chief Executive Officer

Date: August 24, 2017

- 3 -